UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2006

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-72230 (Commission File Number)	88-0475757 (IRS Employer Identification No.)

13355 Noel Road, 1370 One Galleria Tower, Dallas, TX 75240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (972) 503-0900

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

          On February 7, 2006, Terax Energy, Inc. (the “Company”) entered into securities purchase agreements to sell to clients of an institutional investment manager and four accredited investors an aggregate of 12,805,600 shares of the Company’s common stock and warrants to purchase an additional 12,805,600 shares of common stock, for an aggregate purchase price of $16,007,000. The sale of the securities was consummated on February 7, 2006. The unit price of the common stock and corresponding warrant was $1.25. The warrants are exercisable until February 6, 2011 at an exercise price of $1.50 per share. The Company has the right to require exercise of all of the warrants in the event that (i) a registration statement registering the resale of the warrants is then in effect and (ii) the volume weighted average trading price per share of the Company’s common stock for each of the previous thirty trading days is in excess of $2.50.

          J.P. Turner & Company, L.L.C. (“J.P. Turner”) acted as placement agent in connection with the offering. The aggregate commissions payable to J.P. Turner in connection with the private placement were approximately $862,120. In addition, J. P. Turner received warrants to purchase 574,120 shares of common stock identical to those sold to the investors.

          The pricing of the securities was agreed to with J.P. Turner and the lead institutional buyer in early January 2006 when the Company’s stock was trading in the $1.75 range and represents an approximate 30% discount to the market price at that time.

          The Company also entered into registration rights agreements with the investors to register the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants. Subject to the terms of the registration rights agreement, the Company is required to file the registration statement with the Securities and Exchange Commission within 30 days of the closing, to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 (the “Act”) within 60 days following the closing date of the offering, or 120 days following the closing of the offering if the registration statement is reviewed by the Securities and Exchange Commission. The Company is obligated to use its best efforts to keep the registration statement continuously effective under the Act until the earliest of the date when all the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) or five years and 30 days from the closing date. In the event the registration statement is not filed or declared effective when due, the Company is obligated to pay the investors liquidated damages in the amount of 1.5% of the purchase price for each month in which the Company is in default.

          The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 8.01 Other Items

          Effective February 6, 2006, the Company changed its principal executive office to 13355 Noel Road, 1370 One Galleria Tower, Dallas, TX 75240.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2006

TERAX ENERGY, INC.

By:	/s/ Lawrence Finn Name: Lawrence Finn Title: Chief Executive Officer